Exhibit 10.1

EXECUTION COPY

INVESTMENT AGREEMENT

dated as of October 23, 2009

between

WEST COAST BANCORP

and

[                          ]

i

4.14	Gateway Report	55

ARTICLE V

Miscellaneous

5.1	Survival	55
5.2	Amendment	55
5.3	Waivers	55
5.4	Counterparts and Facsimile	55
5.5	Governing Law	55
5.6	Waiver of Jury Trial	56
5.7	Notices	56
5.8	Entire Agreement, etc.	57
5.9	Other Definitions	57
5.10	Captions	58
5.11	Severability	58
5.12	No Third Party Beneficiaries	58
5.13	Time of Essence	59
5.14	Public Announcements	59
5.15	Specific Performance	59

LIST OF EXHIBITS

Exhibit A:	Form of Articles of Amendment of Mandatorily Convertible Cumulative Preferred Stock, Series A
Exhibit B:	Form of Articles of Amendment of Mandatorily Convertible Cumulative Preferred Stock, Series B
Exhibit C:	Form of Class C Warrant Certificate
Exhibit D:	Form of Class D Warrant Certificate
Exhibit E:	Forms of Opinions of Counsel
Exhibit F:	Form of Officer’s Certificate from the Company
Exhibit G:	Form of Officer’s Certificate from the Investor
Exhibit H:	Third Quarter 2009 Press Release
Exhibit I:	382 Rights Plan

INDEX OF DEFINED TERMS

Term	Location of Definition
382 Rights Plan	4.3(a)
Affiliate	5.9(2)
Agreement	Preamble
Articles of Incorporation	Recitals
Beneficially Own/Beneficial Owner/Beneficial Ownership	5.9(8)
Benefit Plan	2.2(p)(1)
BHC Act	2.2(a)
Board of Directors	2.2(c)(1)
Board Representative	4.4(f)
Business Combination	4.1
business day	5.9(6)
Capitalization Date	2.2(c)(1)
CBC Act	3.1(a)
Class B Warrant	2.2(d)
Class C Warrant	Recitals
Class C Warrant Certificate	Recitals
Class D Warrant	Recitals
Class D Warrant Certificate	Recitals
Change in Control	4.1
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(p)(2)
Common Stock/Common Shares	Recitals
Company	Preamble
Company 10-K	2.2(f)
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(c)
Company Reports	2.2(g)(1)
Company Restricted Stock	2.2(c)(1)
Company Significant Agreement	2.2(k)
Company Stock Option	2.2(c)(1)
Company Stock Option Plan	2.2(c)(1)
Company Subsidiary/Company Subsidiaries	2.2(b)
control/controlled by/under common control with	5.9(2)
Disclosure Schedule	2.1(a)
ERISA	2.2(p)(1)
ERISA Affiliate	2.2(p)(2)
ERISA Plan	2.2(p)(3)
Exchange Act	2.2(g)(1)
Extension Period	4.8
FDIC	2.2(b)

Term	Location of Definition
Federal Reserve	4.1
GAAP	2.1(b)
Governance Committee	4.4(a)
Governmental Entity	2.1(b)
herein/hereof/hereunder	5.9(5)
Holder	4.10(k)(1)
Holders’ Counsel	4.10(k)(2)
including/includes/included/include	5.9(4)
Incumbent Directors	4.1
Indemnified Party	4.9(c)
Indemnifying Party	4.9(c)
Indemnitee	4.10(g)(1)
Information	3.3(b)
Intellectual Property	2.2(w)
Investor	Preamble
IRS	2.2(i)
IT Assets	2.2(w)
knowledge of the Company/Company’s knowledge	5.9(9)
Liens	2.2(b)
Losses	4.9(a)
Market Price	4.3(a)
Material Adverse Effect	2.1(b)
New Security	4.3(a)
Non-Qualifying Transaction	4.1
OBCA	2.2(v)
Observer	4.4(d)
Opinion of Counsel	1.2(b)(1)(ii)
or	5.9(3)
Parent Corporation	4.1
Pending Underwritten Offering	4.10(l)
Pension Plan	2.2(p)(3)
Permitted Liens	2.2(h)
Permitted Rights Offering	4.3(a)
person	5.9(7)
Piggyback Registration	4.10(a)(4)
Preferred Shares/Preferred Stock	Recitals
Preferred Stock Articles of Amendment	Recitals
Previously Disclosed	2.1(c)
Purchase Price	1.2(a)
Qualifying Ownership Interest	4.1
register/registered/registration	4.10(k)(3)
Registered Intellectual Property	2.2(w)
Registrable Securities	4.10(k)(4)

v

Term	Location of Definition
Registration Deadline	4.10(a)(1)
Registration Expenses	4.10(k)(5)
Regulatory Agreement	2.2(y)
Rule 144	4.10(k)(6)
Rule 144A	4.10(k)(6)
Rule 158	4.10(k)(6)
Rule 159A	4.10(k)(6)
Rule 405	4.10(k)(6)
Rule 415	4.10(k)(6)
Scheduled Black-out Period	4.10(k)(7)
SEC	2.2(f)
Section 16(b) Period	4.8
Securities	Recitals
Securities Act	2.2(g)(1)
Selling Expenses	4.10(k)(8)
Series A Preferred Stock/Preferred Shares	Recitals
Series A Preferred Stock Articles of Amendment	Recitals
Series B Preferred Stock/Preferred Shares	Recitals
Series B Preferred Stock Articles of Amendment	Recitals
Shelf Registration Statement	4.10(a)(2)
Special Registration	4.10(a)(4)
Stockholder Proposals	3.1(b)
subsidiary	5.9(1)
Surviving Corporation	4.1
Tax/Taxes	2.2(i)
Tax Return	2.2(i)
Trade Secrets	2.2(w)
Transaction Documents	Recitals
Transfer	4.12(a)
Unlawful Gains	2.2(n)(5)
Voting Debt	2.2(c)(1)
Voting Securities	4.1
Warrants	Recitals

INVESTMENT AGREEMENT, dated as of October 23, 2009 (this “Agreement”), between West Coast Bancorp, an Oregon corporation (the “Company”) and [                ], a [Delaware limited partnership], (the “Investor”).

RECITALS:

A.            The Investment.  [The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, the securities as described herein.  The securities to be purchased at the closing are [•] shares of Series A mandatorily convertible cumulative participating preferred stock, no par value, of the Company (the “Series A Preferred Stock” or “Series A Preferred Shares”), [•] shares of Series B mandatorily convertible cumulative participating preferred stock, no par value, of the Company (the “Series B Preferred Stock” or “Series B Preferred Shares” and together with the Series A Preferred Stock, the “Preferred Stock” or “Preferred Shares”), a warrant exercisable, in the event that the Stockholder Proposals (defined below) shall not have been approved by March 1, 2010, to purchase [•] shares of Series A Preferred Stock (a “Class B Warrant”). an immediately exercisable warrant to purchase [•] shares of Series B Preferred Stock, no par value, of the Company (a “Class C Warrant”), and a warrant exercisable, in the event that the Stockholder Proposals (defined below) shall not have been approved by March 1, 2010, to purchase [•] shares of Series B Preferred Stock (a “Class D Warrant” and, together with the Class C Warrant, the “Warrants”).](1)

B.            The Securities.  The term “Securities” refers collectively to (i) the shares of Series A Preferred Stock and the shares of Series B Preferred Stock being purchased pursuant to this Agreement, (ii) the Warrants issued under this Agreement, and (iii) any securities (including shares of common stock, no par value, of the Company (the “Common Stock” or “Common Shares”) and Preferred Stock) into which any of the foregoing are converted, exchanged or exercised in accordance with the terms thereof or this Agreement.  When issued, the Preferred Stock will be evidenced by one or more share certificates incorporating the terms set forth in an articles of amendment in the forms attached as Exhibit A (the “Series A Preferred Stock Articles of Amendment”)  and Exhibit B (the “Series B Preferred Stock Articles of Amendment” and, together with the Series A Preferred Stock Articles of Amendment, the “Preferred Stock Articles of Amendment”), respectively, in each case, made a part of the Company’s Restated Articles of Incorporation, as amended on April 22, 2003 (the “Articles of Incorporation”), by the filing of the Preferred Stock Articles of Amendment with the Office of the Secretary of State of Oregon.  When issued, the Warrants will be evidenced by certificates in the forms attached as Exhibit C (the “Class C Warrant Certificate”) and Exhibit D (the “Class D Warrant Certificate”), respectively.

C.            Transaction Documents.  The term “Transaction Documents” refers collectively to this Agreement, the Preferred Stock Articles of Amendment, the Class C Warrant Certificate and the Class D Warrant Certificate.

(1) Conformed to the Securities actually sold to each Investor.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closings

1.1           Purchase.  On the terms and subject to the conditions set forth herein, the Investor will (i) purchase from the Company, and the Company will sell to the Investor, a number of shares of Series A Preferred Stock and a number of shares of Series B Preferred Stock each as set forth herein and (ii) receive from the Company, and the Company will deliver to the Investor, the Warrants.

1.2           Closing.

(a)           The closing shall take place immediately following the execution and delivery of this Agreement at the offices of Wachtell, Lipton, Rosen & Katz LLP located at 51 West 52nd Street, New York, New York 10019 or such other location as agreed by the parties (the “Closing”).  The date of the Closing is referred to as the “Closing Date.”  [Subject to the satisfaction or waiver on the Closing Date of the conditions described in Section 1.2(b), at the Closing, the Company will deliver to the Investor (i) [•] shares of Series A Preferred Stock in book-entry form, with one or more certificates representing such shares of Series A Preferred Stock to be delivered to the Investor promptly after the Closing, (ii) [•] shares of Series B Preferred Stock in book-entry form, with one or more certificates representing such shares of Series B Preferred Stock to be delivered to the Investor promptly after Closing, (iii) one or more certificates representing the Class C Warrant exercisable to purchase [•] shares of Series B Preferred Stock and (iv) one or more certificates representing the Class D Warrant exercisable to purchase [•] shares of Series B Preferred Stock, against payment by the Investor by wire transfer of immediately available United States funds to a bank account designated by the Company for an aggregate purchase price of $[•] (the “Purchase Price”), all of which shall be deemed to have happened concurrently.](2)

(b)           Closing Conditions.

(1)           The obligation of the Investor to consummate the Closing is subject to the fulfillment by the Company or written waiver by the Investor prior to or contemporaneously with the Closing of each of the following conditions:

(i)            the Company shall have caused the shares of Common Stock reserved for issuance pursuant to the exercise or conversion of the Securities to be approved for listing on the NASDAQ Stock Market, subject to official notice of issuance;

(ii)           the Company shall have delivered to the Investor the opinions of counsel for the Company (the “Opinion of Counsel”) in the forms set forth in Exhibit E hereto;

(2) Conformed to the Securities actually sold to each Investor.

(iii)          the Company shall have delivered to the Investor a duly executed Officer’s Certificate in the form set forth in Exhibit F hereto;

(iv)          the representations and warranties of the Company set forth in Sections 2.2(a), (d)(1), (d)(2)(i)(A), (d)(3), (j), (n)(4), (x) and (y) of this Agreement shall be true and correct in all respects (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in such respect set forth above as of such date);

(v)           [the Company shall have directly reimbursed the fees and expenses of Sullivan & Cromwell LLP, counsel to the Investor, and compensated the Investor for certain expenses in each case as specified in Section 3.2;](3)

(vi)          the Company shall have received proceeds of the sale of the shares of the Securities of an aggregate amount not less than $150 million (which includes the Purchase Price), contemporaneously with the Closing, from the Investor and other investors on substantially the same terms, of which $130 million will be contributed to the Company’s principal depository institution subsidiary; and

(vii)         the Company shall have performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the Closing under this Agreement.

(2)           The obligation of the Company to consummate the Closing is subject to the fulfillment by the Investor or written waiver by the Company prior to the Closing of each of the following conditions:

(i)            the Investor shall have delivered to the Company a duly executed Officer’s Certificate in the form set forth in Exhibit G hereto;

(ii)           the representations and warranties of the Investor set forth in Sections 2.3(a), (b)(1), (b)(2)(i)(A), (b)(3), (c), (d) and (g) of this Agreement shall be true and correct in all respects (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in such respect set forth above as of such date);

(iii)          the Company shall have received proceeds of the sale of the shares of the Securities of an aggregate amount not less than $150 million (which includes the Purchase Price), contemporaneously with the Closing, from the Investor and other investors on substantially the same terms, of which $130

(3) Included in the Investment Agreement of one of the investors.

million will be contributed to the Company’s principal depository institution subsidiary; and

(iv)          the Investor shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement.

ARTICLE II

Representations and Warranties

2.1           Disclosure.

(a)           On or prior to the date of this Agreement, each of the Company and the Investor delivered to the other a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.2(ff) with respect to the Investor, or to one or more of its covenants contained in Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Investor, as applicable.

(b)           “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, or (2) would materially impair the ability of either the Investor or the Company, respectively, to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that Material Adverse Effect, under clause (1), shall not be deemed to include the impact of (A) changes, after the date of this Agreement, in the U.S. generally accepted accounting principles (“GAAP”), (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”), (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (D) general changes in the economy or the industries in which the Company and its subsidiaries operate, and (E) the public disclosure of this Agreement or the transactions contemplated hereby, in each case to the extent that such circumstances, events, changes, developments or effects described in the foregoing clauses (A), (B) and (D) do not have a disproportionate effect on the Company and its subsidiaries, taken as a whole (relative to other industry participants in the industries in which the Company and its subsidiaries compete).

(c)           “Previously Disclosed” with regard to (1) any party means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision and (2) the Company, includes information publicly disclosed by the Company in the Company Reports filed by it with or furnished to the SEC and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2           Representations and Warranties of the Company.  Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a)           Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, or any successor statute (the “BHC Act”).  The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the Company’s Articles of Incorporation and bylaws as amended through the date of this Agreement.

(b)           Company’s Subsidiaries.  The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”), all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company.  No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock.  All of such shares so owned by the Company are duly authorized and validly issued, fully paid and nonassessable and are owned by it free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”) with respect thereto.  Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect on the Company.  Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.  The Company’s principal depository institution subsidiary is duly organized and validly existing as an Oregon state-chartered commercial bank and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.  The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the charter and bylaws of the Company’s principal depository institution subsidiary as amended through the date of this Agreement.

(c)           Capitalization.

(1)           The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value (the “Company Preferred Stock”).  As of close of business on September 30, 2009 (the “Capitalization Date”), there were 15,647,356 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding.  Since the Capitalization Date and through the date of this Agreement, except in connection with the Transaction Documents and the transactions contemplated hereby and thereby, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock (other than shares issued upon the exercise of Company Stock Options), (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock.  As of the Capitalization Date, there were (i) outstanding stock options issued under the 2002 Stock Incentive Plan, as amended, the 1999 Stock Option Plan, as amended, the 1995 Stock Option Plan, as amended and the Directors Stock Option Plan, as amended (together, the “Company Stock Option Plans”) to purchase an aggregate of 1,751,327 shares of Common Stock (each, a “Company Stock Option”), (ii) an aggregate of 137,357 shares of restricted stock (“Company Restricted Stock”) outstanding under the Company Stock Option Plans and (iii) 30,304 shares of the Common Stock remaining available for issuance under the Company Stock Option Plans.  As of the close of business on the Capitalization Date, other than the shares of Common Stock described in clauses (i) and (iii) of the immediately preceding sentence, no shares of Common Stock or Company Preferred Stock were reserved for issuance.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  Each Company Stock Option (i) was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the Company Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date identical to the date on which the Board of Directors of the Company (the “Board of Directors”) or compensation committee of the Board of Directors actually awarded such Company Stock Option.  Neither the Company nor any of its officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Company.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding.  As of the date of this Agreement, except as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).  The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2008 and all dividends or other distributions that have been declared, set aside, made or paid to the stockholders of the Company since that date.

(2)           Section 2.2(c)(2) of the Company’s Disclosure Schedule sets forth the following information with respect to each Company Stock Option and share of Company Restricted Stock, which is true and correct as of the Capitalization Date: the number of shares of Common Stock subject to such Company Stock Option and the number of shares of Company Restricted Stock, and, as applicable, the grant date, exercise price, number of shares vested or not otherwise subject to restrictions, vesting schedule and the Company Stock Option Plan under which such Company Stock Options or shares of Company Restricted Stock were granted.

(d)           Authorization.

(1)           The Company has the corporate power and authority to enter into or issue this Agreement, the Warrants and the Class B Warrants and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement, the Warrants and the Class B Warrants by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance of Common Stock in accordance with the terms of the Preferred Stock, the issuance of the Warrants and the Class B Warrants and the issuance of the Series B Preferred Stock in accordance with the terms of the Warrants, as applicable, have been duly authorized by the affirmative vote of at least a majority of the directors on the Board of Directors.  This Agreement, the Warrants and the Class B Warrants have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor, are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles

(whether applied in equity or at law).  No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the Warrants and the Class B Warrants, the performance by the Company of its obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated hereby and thereby, subject to receipt of the approval by the Company’s stockholders of the Stockholder Proposals.  The only vote of the stockholders of the Company required to approve (i) the conversion of the Preferred Stock into Common Stock is, for purposes of Rule 5635 of the NASDAQ Listing Rules, a majority of the votes cast on such proposal and (ii) the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock to 250,000,000 is a majority of the votes cast on such proposal.  The Board of Directors has resolved that the transactions contemplated hereby are in the best interests of stockholders of the Company and has determined unanimously to recommend to the stockholders the approval of the Stockholder Proposals.

(2)           Neither the execution, delivery, and performance by the Company of this Agreement, the Preferred Stock, the Warrants and the Class B Warrants nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the material terms, conditions or provisions of (A) its Articles of Incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except in the case of clause (i)(B) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Company.

(3)           Other than the securities or blue sky laws of the various states and except as otherwise provided in this Agreement, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

For purposes of this Agreement, “Class B Warrant” shall mean the Class B warrants of the Company dated as of the date hereof to purchase an aggregate of [•] shares of Series A Preferred Stock.

(e)                                  Knowledge as to Conditions.  As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained.

(f)                                    Financial Statements.  The consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2008 and 2007 and related consolidated statements of income, stockholders’ equity and cash flows for the three years ended December 31, 2008, together with the notes thereto, and included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Company 10-K”), as filed with the U.S. Securities and Exchange Commission (the “SEC”), and the unaudited consolidated balance sheets of the Company and the Company Subsidiaries as of June 30, 2009 and March 31, 2009 and related consolidated statements of income, stockholders’ equity and cash flows for the periods then ended, included in the Company’s Quarterly Report on Form 10-Q for the periods ended June 30, 2009 and March 31, 2009 (collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

(g)                                 Reports.

(1)                                  Since December 31, 2006, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith.  As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be.  To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report.  The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”).  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  To the knowledge of the Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, when next due.

(2)                                  The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(g).  The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.  Since December 31, 2006, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(h)                                 Properties and Leases.  Except for any Permitted Liens, the Company and each Company Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Company’s consolidated balance sheet as of December 31, 2008 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business.  For purposes of this Agreement, “Permitted Liens” means (i) liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection.  Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) all leases of real property and all other leases pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and (ii) there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default.

(i)                                     Taxes.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has filed all federal, state, county, local and foreign Tax Returns, including information Tax Returns, required to be filed by it and all such filed Tax Returns are, true, complete and correct in all respects, and paid all Taxes owed by it and no Taxes owed by it or assessments received by it are delinquent.  The federal income Tax Returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2006, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service (the “IRS”)closed because of the statute of limitations, and no claims for additional Taxes for such fiscal years are pending.  Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver.  Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company’s knowledge is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies that could reasonably be expected to have a Material Adverse Effect on the Company and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for (other than those issues that would not reasonably be expected to have a Material Adverse Effect on the Company).  Except as would not reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties.  Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary.  Neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign law.  Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law).  Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.  For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.

(j)                                     Absence of Certain Changes.  Since December 31, 2008, except for publicly disclosed ordinary dividends on the Common Stock, the Company has not made or declared any distribution or dividend in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests.  Since December 31, 2008, the business and operations of the Company have been conducted in all material respects in the ordinary course of business consistent with past practice, and there has not been:

(1)                                  any circumstance, occurrence, or development which, individually or in the aggregate with other circumstances, occurrences, or developments, has had or is reasonably likely to have a Material Adverse Effect on the Company;

(2)                                  any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Company or any Company Subsidiary, whether or not covered by insurance;

(3)                                  any material change in any method of accounting or accounting practice by the Company; or

(4)                                  any agreement to do any of the foregoing.

(k)                                  Commitments and Contracts.  The Company has Previously Disclosed or provided to the Investor or its representatives, prior to the date hereof, true, correct, and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1)                                  any material labor contract or agreement with any labor union;

(2)                                  any contract containing covenants that limit in any material respect the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities); and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(3)                                  any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(4)                                  any real property lease and any other lease with annual rental payments aggregating $5,000,000 or more;

(5)                                  other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $5,000,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(6)                                  any contract or arrangement under which the Company or any of the Company Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or the Company Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of the Company Subsidiaries;

(7)                                  any contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(8)                                  any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;

(9)                                  any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(10)                            any contract providing for indemnification by the Company or any Company Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(11)                            any contract that contains a put, call, or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $5,000,000; and

(12)                            any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect.  The Company and each of the Company Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement.  Neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.  Consummation of the transactions contemplated by this Agreement will not place the Company or any of the Company Subsidiaries in breach or default of any Company Significant Agreement, or trigger any modification, termination or acceleration thereunder.  To the Company’s knowledge, there are no material transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand.

(l)                                     Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance, or sale of any of such Securities to be issued to the registration requirements of the Securities Act.

(m)                               Litigation and Other Proceedings; No Undisclosed Liabilities.

(1)                                  There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding against the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company.

(2)                                  Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) which are not appropriately reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since June 30, 2009 in the ordinary course of business consistent with past practice and (ii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(n)                                 Compliance with Laws and Other Matters; Insurance.  Except as Previously Disclosed, the Company and each Company Subsidiary:

(1)                                  in the conduct of its business is in material compliance with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable material domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Troubled Asset Relief Program, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act;

(2)                                  has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; and all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no material suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current;

(3)                                  currently is complying with and is not under investigation with respect to or, to the knowledge of the Company, has been threatened by any Governmental Entity to be charged with or given notice of any material violation of, all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(4)                                  has, except for statutory or regulatory restrictions of general application, not been placed under any material restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, as of the date of this Agreement, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or threatened;

(5)                                  has not, since January 1, 2006 nor to its knowledge, has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(6)                                  to the extent it qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, has implemented in all material respects such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied in all material respects with, the U.S. Anti-Money Laundering laws and the rules and regulations thereunder; and

(7)                                  is presently insured, and during each of the past two calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with, to the knowledge of the Company, financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured.

(o)                                 Labor.  Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.  No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Company’s knowledge, threatened against or involving the Company or any Company Subsidiary.  Each of the Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

(p)                                 Company Benefit Plans.

(1)                                  “Benefit Plan” means all material employee benefit plans, programs, agreements, contracts, policies, practices, or other arrangements providing benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party, whether or not written, including any material “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.  Each Benefit Plan is listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule.  True and complete copies of all Benefit Plans listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule have been made available to the Investor prior to the date hereof or have been filed with a Company Report.

(2)                                  With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with the applicable provisions of ERISA, and the Internal Revenue Code of 1986, as amended (the “Code”) and all other laws and regulations applicable to such Benefit Plan and (B) each

Benefit Plan has been administered in all material respects in accordance with its terms.  Except as would not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company or the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.  “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(3)                                  Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Plan under Section 401(a) of the Code.  Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a material tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(4)                                  Neither the Company, any Company Subsidiary nor any ERISA Affiliate (x) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has an obligation to contribute to or has within the past six years sponsored, maintained or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(5)                                  None of the execution and delivery of this Agreement, the issuance of the Series A Preferred Stock, the Series B Preferred Stock and the Warrants, nor the shareholder approval or consummation of the transactions contemplated hereby will, whether alone or in connection with another event, (i) result in any material payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, change in control agreements, (ii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) of the Code, (iii) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (iv) result in any acceleration of the time of payment or vesting of any such benefits, (v) require the funding or increase in the funding of any such benefits, or (vi) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(6)           As of the date hereof, there is no material pending or, to the knowledge of the Company threatened, litigation relating to the Benefit Plans.  Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries.

(7)           Except as would not reasonably be expected to have a Material Adverse Effect on the Company and except for liabilities fully reserved for or identified in the Company Financial Statements, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(q)           Status of Securities.  The shares of Series A Preferred Stock, the shares of Series B Preferred Stock and the Warrants to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action of the Company.  When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable, and such issuance will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.  The shares of Common Stock issuable upon the conversion of the Preferred Stock, upon receipt of the approval by the Company’s stockholders of the Stockholder Proposals, and the shares of Preferred Stock issuable upon the exercise of the Warrants will, if applicable, have been duly authorized by all necessary corporate action and, when so issued, upon such conversion or exercise will be validly issued, fully paid and nonassessable, and such issuance will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.  Each of the Warrants, when executed and delivered by the Company pursuant to this Agreement, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law)).

(r)            Investment Company.  Neither the Company nor any of the Company Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

(s)           Risk Management; Derivatives.  Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

(1)           The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries.

(2)           All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in compliance with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms.  Neither the Company nor the Company Subsidiaries, nor any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(t)            Foreign Corrupt Practices and International Trade Sanctions.  Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(u)           Environmental Liability.  There is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary the result of which has a Material Adverse Effect on the Company; to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the Company’s knowledge, neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any Governmental Entity or third party imposing any such environmental liability.

(v)           Anti-Takeover Provisions Not Applicable.  The Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents or any of the transactions contemplated hereby or thereby are not subject to the provisions of Section 60.835 of the Oregon Business Corporation Act (the “OBCA”) (including, but not limited to, the approval of such transactions and/or stockholders as contemplated by Section 60.835 of the OBCA and Article VI of the Articles of Incorporation) and Article VI of the Articles of Incorporation, and any other similar “moratorium,” “control share,” “fair price,”

“takeover” or “interested stockholder” law, and in the case that such transactions are subject to such provisions or laws, the Board of Directors shall take all necessary action to ensure that such transactions shall be deemed to be exceptions to such provisions or laws, including, but not limited to, the approval of such transactions  as contemplated under Section 60.835(1) of the OBCA.  The Securities acquired pursuant to the Transaction Documents are not subject to the provisions of Section 60.801 to Section 60.816 of the OBCA.

(w)          Intellectual Property.  Other than with respect to clause (1) below, except as would not reasonably be expected to result in a Material Adverse Effect on the Company,

(1)           the Company has Previously Disclosed or provided to the Investor or its representatives, prior to the date hereof, a true, correct, and complete list of all Registered Intellectual Property and material unregistered Intellectual Property that is owned by the Company or any of the Company Subsidiaries, indicating for each item of Registered Intellectual Property, the record owner, the patent, registration or application number (as applicable) and the filing jurisdiction;

(2)           the Company and each of the Company Subsidiaries owns, or otherwise has sufficient rights (all of which shall survive the consummation of the transactions contemplated hereby) to use (in each case, free and clear of any claims, liens or encumbrances), all Intellectual Property used in their respective  businesses as currently conducted;

(3)           all of the Intellectual Property owned by the Company or any of the Company Subsidiaries is (i) subsisting in the case of Registered Intellectual Property; (ii) to the knowledge of the Company, valid and enforceable; and (iii) not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or any of the Company Subsidiaries’ use or registration of, or its rights to, such Intellectual Property;

(4)           to the knowledge of the Company, none of the Company or any of the Company Subsidiaries is infringing, diluting, misappropriating or otherwise violating the Intellectual Property rights of any third party;

(5)           to the knowledge of the Company, no person is challenging, infringing, diluting, misappropriating or otherwise violating any right of the Company or any of the Company Subsidiaries with respect to any Intellectual Property owned by or licensed to the Company or the Company Subsidiaries;

(6)           there is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement, dilution, misappropriate, violation or use of, or licensed right to use, any Intellectual Property, and to the knowledge of the Company, no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists;

(7)           the Company and each of the Company Subsidiaries have taken all reasonable measures to protect their Intellectual Property, and to protect the confidentiality of all Trade Secrets that they own, use or hold, and to the knowledge of the Company, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached; and

(8)           (i) the IT Assets owned, used or held for use by the Company or any of the Company Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and each of the Company Subsidiaries in connection their respective businesses, (ii) to the knowledge of the Company, no person has gained unauthorized access to the IT Assets, (iii) the Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery plans and technology consistent with industry practices and (iv) the Company and each of the Company Subsidiaries take all reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of employee, customer and other confidential information and to comply with their respective privacy policies or commitments to customers.

For the purposes of this Agreement, “Intellectual Property” shall mean (i) trademarks, service marks, Internet domain names, logos, product names and slogans, symbols, trade dress, assumed names, fictitious names, trade names, d/b/a’s, brand names, business names, corporate names, and any and every other form of trade identity and other indicia of origin, all applications and registrations for the foregoing, including renewals of the same, and all goodwill associated therewith and symbolized thereby; (ii) inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, all patents (including utility and design patents, industrial designs and utility models), invention disclosures and applications therefor, including divisions, revisions, supplementary protection certificates, continuations, continuations-in-part and renewal applications, and including extensions, reissues and re-examinations thereof; (iii) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information, mask works and semiconductor chip rights, computer and electronic data processing programs, operating programs and software, both source code and object code, flow charts, diagrams, and similar items), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (iv) trade secrets and other confidential information (including ideas, research and development, know-how, formulae, drawings, prototypes, models, designs, technology, compositions, manufacturing, production and other processes and techniques, schematics, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, software and specifications, business methods, customer lists and supplier lists, and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act) (“Trade Secrets”); (v) all other intellectual property, industrial or similar proprietary; and (vi) all rights to sue for and remedies against past, present and future infringements of, any or all of the foregoing, including the right to receive all proceeds and damages therefrom, and rights of priority and protection of interests therein under the laws of any jurisdiction throughout the world

“IT Assets” shall mean computers, computer software, databases, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“Registered Intellectual Property” shall mean all Intellectual Property issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

(x)            Brokers and Finders.  Except for Sandler O’Neill + Partners, sole placement agent for the Company, neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

(y)           Agreements with Regulatory Agencies.  Except as Previously Disclosed, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”).  The Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(z)            Loan Portfolio.  To the knowledge of the Company, the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of June 30, 2009.

(aa)         Listing of Common Stock.  The shares of Common Stock into which all of the Preferred Shares (including the shares of Series B Preferred Stock for which the Warrants may be exercised) are convertible have been authorized, to the extent such Common Stock has been authorized under the Articles of Incorporation, for listing on the NASDAQ Stock Market, subject to official notice of issuance.

(bb)         Directors’ and Officers’ Insurance.   The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with, to the knowledge of the Company, financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(cc)         Section 16.  The Board of Directors has approved the issuance and sale of the Securities, including any acquisition pursuant to the exercise or conversion thereof, in the manner required to exempt the acquisition of such Securities from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

(dd)         Fees and Expenses.  All closing fees and expenses (including all costs to be incurred to register the Registrable Securities and to obtain stockholder approval of the Stockholder Proposals), the fees and expenses of any Company advisors (including Company counsel and other professional fees), and fees and expenses of any broker or finders that the Company is responsible for (including the fees and expenses of the Company’s sole placement agent, Sandler O’Neill + Partners) are not expected to exceed $11,000,000.

(ee)         [Investment Agreement.  This Agreement is substantially identical in all material respects to the other investment agreements entered into between the Company and the other investors purchasing Securities and Class B Warrants except as to (i) the number of Securities to be purchased and the aggregate purchase price for such Securities (but not the purchase price per Security) set forth in Section 1.2; (ii) provisions relating to the reimbursement of the Investor’s fees and expenses, which do not appear in all investment agreements but, in the investment agreements which do contain such provisions, are in the form set forth in Section 3.2 hereof and differ only as to the amount of fees and expenses to be reimbursed; (iii) this Agreement shall not provide for the purchase by Investor of Class B Warrants; (iv) the provisions of Section 3.3(a) hereof providing the Investor with consulting rights that may not appear in other investment agreements; (v) one investment agreement provides as a condition to the obligations of such investor and as an obligation of the Company for the payment of the fees and expenses of Sullivan & Cromwell LLP, counsel to such investor, and (vi) that other investment agreements may not contain the provisions set forth in Sections 2.2(ee), 3.3, 3.4, 3.5, 4.1, 4.2, 4.3 or 4.4 hereof and/or may provide for committee and/or observer appointments.] (21)

2.3           Representations and Warranties of the Investor.  Except as Previously Disclosed, the Investor hereby represents and warrants as of the date of this Agreement (except to the extent made only as of a specified date, in which case as of such date), solely with respect to itself and, where expressly indicated, its Affiliates, to the Company that:

(a)           Organization and Authority.  The Investor is a limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on such Investor, and have partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Investor has furnished the Company with a true, correct and complete copy of its certificate of limited partnership through the date of this Agreement.

(b)           Authorization.

(1)           The Investor has the partnership power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery, and performance of this Agreement by the Investor and the consummation of the transactions

(21) Included in the Investment Agreement of one of the investors.

contemplated hereby have been duly authorized by the Investor’s partnership, as applicable, and no further approval or authorization by any of the partners is required.  Subject to such approvals of Governmental Entities as may be required by statute or regulation, this Agreement is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer, or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).  No other partnership proceedings are necessary for the execution and delivery by the Investor of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2)           Neither the execution, delivery, and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of such Investor under any of the material terms, conditions or provisions of (A) its certificate of limited partnership or partnership agreement, as applicable, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of such Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Investor.

(3)           Other than the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions set forth in this Agreement.

(c)           Purchase for Investment.  The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws.  The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute any of the Securities to any person nor with a view to or for sale in connection with any distribution thereof, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).   Without

limiting any of the foregoing, neither the Investor nor any of its Affiliates has taken, and the Investor will not, and will cause its Affiliates not to, take any action that would otherwise cause the Securities to be subject to the registration requirements of the Securities Act.

(d)           Ownership.  As of the date of this Agreement, the Investor is not the owner of record or the Beneficial Owner of shares of Common Stock, securities convertible into or exchangeable for Common Stock, or any other equity or equity-linked security of the Company or any Company Subsidiary.

(e)           Financial Capability.  The Investor has immediately available funds necessary to consummate the Closing, as of the date of the Closing, on the terms and conditions contemplated by this Agreement.

(f)            Knowledge as to Conditions.  As of the date of this Agreement, the Investor knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained.

(g)           Brokers and Finders.  Neither the Investor nor its Affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

ARTICLE III

Covenants

3.1           Filings; Other Actions.

(a)           The Investor and the Company will cooperate and consult with each other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings, and other documents, and to obtain all necessary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents, to perform covenants contemplated by this Agreement and the other Transaction Documents, it being agreed that the Investor shall make or file any such applications, notices, petitions or filings required to be made by it with Governmental Entities in connection with the transactions contemplated by this Agreement.   Each party shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  In particular, the Investor agrees that it will use its reasonable best efforts to promptly obtain, and the Company will use its reasonable best efforts to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, all notices to and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, for the transactions contemplated by the Transaction Documents.  Notwithstanding anything herein to the contrary, the Investor and its Affiliates are not subject to any covenant or agreement under this Agreement to file any application or notice under the BHC Act or the Change in Bank Control Act of 1978 (the “CBC Act”) in connection with any of the transactions as contemplated hereby.  The Investor and the Company will each have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.  The Investor and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or by any other Transaction Document.

(b)           The Company shall call a special meeting of its stockholders, as promptly as reasonably practicable after the date of this Agreement to vote on proposals (collectively, the “Stockholder Proposals”) to (i) approve the issuance of Common Stock upon conversion of the Series A Preferred Stock and Series B Preferred Stock (including the Series B Preferred Stock issuable upon the exercise of the Class C Warrants) for purposes of Rule 5635 of the NASDAQ Listing Rules and (ii) amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to 250,000,000.  The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders approve the Stockholder Proposals, and shall not modify or withdraw such resolution.  In connection with such meeting, the Company shall promptly prepare (and the Investor will reasonably cooperate with the Company to prepare) and file (but in no event more than 30 days following the Closing Date) with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval, and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as promptly as practicable after clearance by the SEC.  The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement.  If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement.  The Investor and the Company each agree to correct promptly any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the

Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations.  The Company shall consult with the Investor prior to mailing any proxy statement, or any amendment or supplement thereto, and provide the Investor with reasonable opportunity to comment thereon.  The directors’ recommendation described in this Section 3.1 shall be included in the proxy statement filed in connection with obtaining such stockholder approval.  In the event that the approval of any of the Stockholder Proposals is not obtained at such special stockholders’ meeting in accordance with the requirements of NASDAQ and the Oregon Business Corporation Act, the Company shall include a proposal to approve (and, the Board of Directors shall unanimously recommend approval of) such Stockholder Proposal(s) at a subsequent special meeting of its stockholders to be held no later than 60 days therefrom.  If such stockholder approval is not obtained prior to March 1, 2010, the Class D Warrant issued to the Investor shall become exercisable on such date for [•] shares of Series B Preferred Stock at any time thereafter.  At such time as the Stockholder Proposals are approved by the stockholders in accordance with the requirements of NASDAQ and the Oregon Business Corporation Act, the Class D Warrant shall expire.  Immediately upon approval by stockholders of the increase in the Company’s authorized number of shares of Common Stock and Preferred Stock as provided above, the Company shall amend its Articles of Incorporation to include such increase.

(c)           Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners, and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with such stockholders’ meeting and any other statement, filing, notice, or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with Transaction Documents.

(d)           From the date of this Agreement, until the date when approval of the Stockholder Proposals is obtained, the Company shall not, directly or indirectly, amend, modify, or waive, and the Board of Directors shall not recommend approval of any proposal to the stockholders having the effect of amending, modifying, or waiving any provision in the Articles of Incorporation in any manner adverse to the Investor or any other holder of Securities issued pursuant to this Agreement, including, for the avoidance of doubt, any amendment, modification, or waiver that has the effect of exempting any person (other than the Investor or any other holder of the Securities issued pursuant to this Agreement) from the stock ownership restrictions set forth in Subsection A of Article VI of the Articles of Incorporation.

(e)           From the date of this Agreement, the Company shall take all actions necessary to ensure that none of the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the stockholder approval of the Stockholder Proposals will constitute a “change in control” or “change of control” within the meaning of any Benefit Plan.

3.2           Expenses.  The Company shall [(i) directly reimburse the fees and expenses of Sullivan & Cromwell LLP, counsel to the Investor,](4) and [(ii) compensate the Investor for all

(4) Included in the Investment Agreement of one of the investors.

expenses in connection with due diligence efforts, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents (including out-of-pocket due diligence expenses and professional fees incurred by or on behalf of the Investor or its Affiliates in connection with the transactions contemplated hereby, but excluding the purchase or exercise price for any of the Securities) in an amount equal to $[•], whether or not incurred.](5)  The Company shall be responsible for all closing and annual administrative fees and expenses (including all costs incurred to register the Registrable Securities and to obtain stockholder approval of the Stockholder Proposals), the fees and expenses of any Company advisors (including Company counsel and other professional fees), SEC registration fees and related expenses, and fees and expenses of any broker or finders for which the Company is responsible.  The Company shall pay its sole placement agent, Sandler O’Neill + Partners,  for the placement of all Preferred Stock and Warrants issued on the date hereof an amount equal to $7.5 million, of which $5 million will be due and payable at Closing and the remaining $2.5 million will be due and payable immediately upon approval of the Stockholder Proposals.  Other than as set forth in this Section 3.2 and Section 4.10(b), each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents.

3.3           [Access, Information and Confidentiality.

(a)           From the date of this Agreement, until the date when the shares of Common Stock owned by the Investor in the aggregate represent less than 4.9% of all of the outstanding Common Shares (counting for such purposes all shares of Common Stock into or for which the Securities owned by the Investor are directly or indirectly convertible or exercisable[,which for the avoidance of doubt shall include any Securities or any shares of Series B Preferred Stock held by the Investor](6) and excluding as shares owned and outstanding all Common Shares issued by the Company after the Closing Date other than as contemplated by this Agreement and the Securities), the Company will ensure that upon reasonable notice, the Company and its subsidiaries will afford to the Investor and its representatives (including officers and employees of the Investor, and counsel, accountants and other professionals retained by the Investor) (i) such access during normal business hours to its books, records (excluding Tax Returns and associated work papers), properties and personnel and to such other information as the Investor may reasonably request [and (ii) reasonable opportunities to routinely consult with and advise the management of the Company and its subsidiaries, on matters relating to the operation of the Company.  The Company agrees to consider, in good faith, the recommendations of the Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.](7)

(5) Included in the Investment Agreements of certain key investors.

(6) Included in the Investment Agreement of one of the investors.

(7) Included in the Investment Agreement of one of the investors.

(b)           Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors and, to the extent permitted above, to bank regulatory authorities.](8)

3.4           [Press Release.(9)  Within one (1) business day of the execution of this Agreement, the Company shall issue the press release substantially in the form and substance of Exhibit H attached hereto and file such press release with the SEC as an exhibit to a Current Report on Form 8-K.  Except as required by applicable law or the listing rules of the NASDAQ Stock Market, the Company shall not make any additional public releases with respect to this Agreement or the subject matter hereof.  Whenever any party determines, based upon the advice of such party’s counsel, that a public announcement or other disclosure is required by or advisable with respect to any applicable law or the listing rules of the NASDAQ Stock Market, the parties shall discuss with each other in good faith prior to the making of such public announcement or other disclosure.]

3.5           [Board Representative.(10)  Notwithstanding Section 4.4, as soon as permitted by applicable laws and regulations, the Company shall cause the election or appointment, as the case may be, of the Board Representative to the Company’s Board of Directors [(including, at the option of the Board Representative, appointment to the Company’s Governance & Nominating Committee, Executive Committee, and Loan, Investment & Asset/Liability Committee (or any successor committees thereto), so long as the Board Representative qualifies to serve on such committees under applicable rules of the NASDAQ)](11) and the board of directors of West Coast Bank, in each case in accordance with all legal and governance requirements regarding service and election or appointment as a director of the Company and West Coast Bank, and such election or appointment shall be in full force and effect.]

(8) Included in the Investment Agreements of certain investors.

(9) Included in the Investment Agreements of certain investors.

(10) Included in the Investment Agreements of two investors.

(11) Included in the Investment Agreement of one investor.

ARTICLE IV

Additional Agreements

4.1           [Agreement.(12)  The Investor agrees, until the date that is thirty-six months from the Closing Date, that without the prior written approval of the Company, neither it nor any of its Affiliates will, directly or indirectly, in any way acquire, offer or propose to acquire or agree to acquire, other than as specifically contemplated in the Transaction Documents, Beneficial Ownership of any equity securities of the Company if such acquisition would result in the Investor or its Affiliates having Beneficial Ownership of more than 4.9% of the outstanding equity securities of the Company (for the avoidance of doubt, the Beneficial Ownership of the Investor and its Affiliates for the purposes of this Section 4.1 is calculated by dividing (x) the sum of the (i) the number of shares of Common Stock held by the Investor (if any) and (ii) the number of shares of Common Stock represented by the Preferred Stock held by the Investor on an as-converted basis by (y) the sum of (i) the number of shares of Common Stock outstanding and (ii) the number of shares of Common Stock represented by the Preferred Stock held by all Investors on an as-converted basis).]  [Agreement.(13)  The Investor agrees that until such time as it and its Affiliates no longer own 5% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which shares of any Securities owned by the Investor are directly or indirectly convertible or exercisable[, which for the avoidance of doubt shall include any Securities or any shares of Series B Preferred Stock held by the Investor](14)) (the “Qualifying Ownership Interest”), without the prior written approval of the Company, that neither it nor any of its Affiliates will, directly or indirectly:

(a)           in any way acquire, offer or propose to acquire or agree to acquire, other than as specifically contemplated in the Transaction Documents, Beneficial Ownership of any Voting Securities if such acquisition would result in the Investor or its Affiliates having Beneficial Ownership of more than 9.9% of the outstanding shares of a class of voting securities (within the meaning of the BHC Act and Regulation Y) or Common Stock of the Company (for the avoidance of doubt, for purposes of calculating the Beneficial Ownership of the Investor and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by the Investor or its Affiliates shall be treated as fully converted or exercised in accordance with its terms, as the case may be, into the underlying voting securities or Common Stock, and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than the Investor or any of its Affiliates shall not be taken into account);

(b)           make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to

(12) Included in the Investment Agreements of certain investors.

(13) Included in the Investment Agreements of certain investors.

(14) Included in the Investment Agreement of one of the investors.

vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of the Company;

(c)           call or seek to call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to influence or control the management, board of directors or policies of the Company; provided that the Investor and its Affiliates shall not be considered a “group” for the purposes of this Section 4.1(c);

(d)           bring any action or otherwise act to contest the validity of this Section 4.1 (provided that neither the Investor nor any of its Affiliates shall be restricted from contesting the applicability of this Section 4.1 to the Investor or any of its Affiliates under any particular circumstance) or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 4.1;

(e)           enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into any acquisition transaction, merger or other business combination relating to all or part of the Company or any of the Company Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any Company Subsidiary or any of their respective businesses; or

(f)            publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing or take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above;

provided, nothing in this Section 4.1 shall prevent the Investor or its Affiliates from voting any Voting Securities then Beneficially Owned by the Investor or its Affiliates in any manner; provided, further, that nothing in clauses (b), (c) or (e) of this Section 4.1 shall apply to the Investor’s Board Representative solely in his or her capacity as a director of the Company or West Coast Bank.

For purposes of this Agreement, “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

Notwithstanding the foregoing, the parties hereto agree that nothing in this Section 4.1 shall apply to any portfolio company with respect to which the Investor is not the party exercising control over the decision to purchase Voting Securities or to vote such Voting Securities; provided that the Investor does not provide to such entity any nonpublic information concerning the Company or any Company Subsidiary and such portfolio company is not acting at the request or direction of or in coordination with the Investor; and provided, further, that ownership of such shares is not attributed to the Investor under the BHC Act and the rules and regulations promulgated thereunder or any written interpretation of the foregoing by the staff of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) that has not been rescinded.

Notwithstanding the foregoing restrictions, if, at any time, (i) there occurs a Change in Control or (ii) any person (other than an Investor or its Affiliate) shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Change in Control, then the limitations set forth in this Section 4.1 (other than in Section 4.1(a)) shall not be applicable to the Investor for so long as the conditions described in this paragraph continue.

For purposes of this Agreement,

“Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(1)           any person is or becomes a Beneficial Owner (other than the Investor and its Affiliates), directly or indirectly, of 50% or more of the aggregate number of the Voting Securities; provided, however, that the event described in this clause (1) will not be deemed a Change in Control by virtue of any holdings or acquisitions:  (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under 401(k) of the Code) do not exceed 50% of the then outstanding Voting Securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) pursuant to a Non-Qualifying Transaction;

(2)           the event described in clause (1) above in this definition of “Change in Control” (substituting all references to 50% in such clause for “24.9%”), and in connection with such event, individuals who, on the date of this Agreement, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided, that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (3) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that each Board Representative will be treated as an Incumbent Director even if the person designated to be such Board Representative should change;

(3)           the consummation of a merger, consolidation, statutory share exchange, or similar transaction that requires adoption by the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination:  (x) more than 50% of the total voting power of the corporation resulting from such Business

Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

(4)           the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(5)           the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.]

4.2           [No Rights Agreement.  The Company shall not enter into any poison pill agreement, stockholders’ rights plan or similar agreement that shall limit the rights of the Investor to acquire up to the cap set forth in Section 4.1(a) unless such poison pill agreement, stockholders’ rights plan or similar agreement grants an exemption or waiver to the Investor immediately effective upon execution of such plan or agreement that would allow the Investor to acquire up to the cap set forth in Section 4.1(a).](15)

4.3           [Gross-Up Rights.(16)

(a)           Sale of New Securities.  For so long as the Investor, together with its Affiliates, owns 5% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which any securities owned by the Investor are directly or indirectly convertible or exercisable and, for the avoidance of doubt, including as shares owned and outstanding all Common Shares issued by the Company after the Closing) (before giving effect to any issuances triggering provisions of this Section), if at any time after the date hereof the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) securities (including rights and shares of a new series of junior participating preferred stock) issued pursuant to a stockholder rights plan designed to preserve the utilization of tax benefits (a “382 Rights Plan”); provided that Holders of the Preferred Stock

(15) Included in the Investment Agreements of certain investors.

(16) Included in the Investment Agreements of five investors.

and the Warrants participate in such distribution under such 382 Rights Plan as if they held the number of shares of Common Stock represented by such Preferred Stock and such Warrants on an as-converted and as-exercised basis; (ii) an offering of up to $10 million of aggregate offering price of Common Stock pursuant to subscription rights distributed pro rata to the then existing holders of record of Common Stock at a price per share of Common Stock not less than $2.00, and the associated declaration, issuance and exercise of the subscription rights with respect to such offering and shares of Common Stock issuable in connection with the exercise of any such rights; provided that the Company will use its best efforts to ensure that such rights offering, including exercise of such right, is completed as soon as practicable, but in no event later than March 1, 2010 (a “Permitted Rights Offering”); (iii) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the date hereof; (iv) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (v) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction) at a price per share for such New Security (or conversion or exchange price per share) that is less than 90% of the Market Price on the last trading day preceding the date of the agreement with respect to the issuance of such New Securities, then the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by law and the Articles of Incorporation and bylaws of the Company, the Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed or public offering) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities.  The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock held by the Investor, if any, (ii) the number of shares of Common Stock represented by the Preferred Stock held by the Investor on an as-converted basis as of such date and (iii) the number of shares of Common Stock represented by the Warrants held by the Investor on an as-exercised basis as of such date, and the denominator of which is the sum of (i) the number of shares of Common Stock then outstanding, (ii) the number of shares of Common Stock represented by the Preferred Stock and (iii) the number of shares of Common Stock represented by any Company Preferred Stock and warrants held by any other person, in each of clauses (ii) and (iii) on an as-converted basis as of such date.  Notwithstanding anything herein to the contrary, in no event shall the Investor have the right to purchase securities hereunder to the extent such purchase would result in such Investor exceeding the ownership limitation set forth in Section 4.1(a).  For the purposes of this Section 4.3, the “Market Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the NASDAQ Stock Market on such date.  If the Common Stock (or other relevant capital stock or equity interest) is not traded on the NASDAQ Stock Market on any date of determination, the closing price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

(b)           Notice.  In the event the Company proposes to offer or sell New Securities, it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering.  The Investor shall have ten business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.3 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.3(a).  Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it.  The failure of the Investor to respond within such ten business day period shall be deemed to be a waiver of such Investor’s rights under this Section 4.3 only with respect to the offering described in the applicable notice.

(c)           Purchase Mechanism.  If the Investor exercises its rights provided in this Section 4.3, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals).  Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d)           Failure of Purchase.  In the event the Investor fails to exercise its rights provided in this Section 4.3 within said 10 business day period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.3(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.3 by the Investor or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Investor.  Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(e)           Non-Cash Consideration.  In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f)            Cooperation.  The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 4.3, including to secure any required approvals or consents.]

4.4           [Governance Matters.(17)

(a)           Except as provided in Section 3.5, the Company shall cause the Board Representative to be elected or appointed to, as the case may be, subject to all legal and governance requirements regarding service and election or appointment as a director of the Company and to the approval of the Company’s Governance and Nominating Committee (the “Governance Committee”) (such approval not to be unreasonably withheld or delayed), the Board of Directors for as long as the Investor, together with its Affiliates, has a Qualifying Ownership Interest and, solely for purposes of this Section 4.4, excluding as shares owned and outstanding all Common Shares issued by the Company after the Closing Date, other than as

(17) Two of the investors received the right to maintain representation on the Board of Directors of West Coast Bancorp and West Coast Bank.  Two other investors received the right to have board observers.

contemplated by this Agreement and the Securities).  The Company will recommend to its stockholders the election of the Board Representative to the Board of Directors at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the approval of the Governance Committee (such approval not to be unreasonably withheld or delayed).  If the Investor no longer has a Qualifying Ownership Interest, the Investor will have no further rights under Sections 4.4(a) through 4.4(c) and, in each case at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter.  The Investor shall promptly inform the Company if and when it ceases to hold a Qualifying Ownership Interest in the Company.  [At the option of the Board Representative, the Board of Directors shall cause such Board Representative to be appointed to the Company’s Governance & Nominating Committee, Executive Committee, and Loan, Investment, & Asset/Liability Committee (or any successor committees thereto), so long as the Board Representative qualifies to serve on such committees under applicable rules of the NASDAQ and the Company’s corporate governance guidelines and the charters of such committees.](18)

(b)           The Board Representative shall, subject to applicable law, be the Company’s and the Governance Committee’s nominee to serve on the Board of Directors.  The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the stockholders of the Company and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors.

(c)           Subject to Section 4.4(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors of the Board Representative, the Investor shall have the right to designate the replacement for such Board Representative, which replacement shall satisfy all legal and governance requirements regarding service as a director of the Company and shall be reasonably acceptable to the Company.  The Board of Directors shall use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Governance Committee’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company by the stockholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d)           The Company hereby agrees that, from and after the Closing Date, for so long as the Investor has a Qualifying Ownership Interest, excluding as shares owned and outstanding all Common Shares issued by the Company after the Closing Date, other than as contemplated by this Agreement and the Securities, and does not have a Board Representative currently serving on the Board of Directors (or has a Board Representative whose appointment is subject to receipt of regulatory approvals), the Company shall, subject to applicable law, invite a person designated by the Investor and reasonably acceptable to the Company (the “Observer”) to attend meetings of the Board of Directors (including any meetings of committees thereof) in a

(18) Included in the Investment Agreement of one of the investors.

nonvoting observer capacity.  The Observer shall be entitled to attend such meetings only in the event the Investor does not have a Board Representative.  If the Investor no longer has a Qualifying Ownership Interest, excluding as shares owned and outstanding all Common Shares issued by the Company after the Closing Date, other than as contemplated by this Agreement and the Securities, the Investor will have no further rights under this Section 4.4(d).

(e)           The Board Representative shall be entitled to compensation and indemnification in connection with his or her role as a director to the same extent as other directors on the Board of Directors, and the Board Representative or Observer, as the case may be, shall be entitled to reimbursement for reasonable documented, out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof in accordance with the Company policies.  The Company shall notify the Board Representative or the Observer, as the case may be, of all regular meetings and special meetings of the Board of Directors and of all regular and special meetings of any committee of the Board of Directors.  The Company shall provide the Board Representative or the Observer, as the case may be, with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors concurrently as such materials are provided to the other members.

(f)            For purposes of this Agreement, “Board Representative” means such person designated by the Investor to be elected or appointed to the Board of Directors in accordance with all legal and governance requirements regarding service and election or appointment as a director of the Company or (ii) any individual designated as a replacement Board Representative pursuant to Section 4.4(c) hereof.  For purposes of this Agreement, “Observer” means [•].]

4.5           Legend.

(a)           The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

“(i)          THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii)           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 23, 2009, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b)           Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause clause (i) of the legend to be removed from any certificate for any Securities to be so transferred and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement.  The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.6           Reservation for Issuance; Exchange Listing.  The Company will reserve that number of shares of Common Stock and Preferred Stock sufficient for issuance upon exercise or conversion of Securities owned at any time by the Investor without regard to any limitation on such exercise or conversion; provided that in the case of the Preferred Stock, the Company will reserve such sufficient number of shares of Common Stock following the approval of the Stockholder Proposals, and in the case of the Warrants, the Company will reserve such sufficient number of shares of Series B Preferred Stock and Common Stock.  The Company shall cause the shares of Common Stock reserved for issuance pursuant to the exercise or conversion of the Securities to be approved for listing on the NASDAQ Stock Market, subject to official notice of issuance.

4.7           Certain Transactions.  The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.8           Extension Periods.  Notwithstanding anything to the contrary contained in the Transaction Documents, if there exists a period (the “Section 16(b) Period”) during which any Investor’s purchase, sale, exercise, exchange or conversion of any Security pursuant to any Transaction Document would result in liability under Section 16(b) of the Exchange Act, as amended, or the rules and regulations promulgated thereunder, the period during which such Security may be purchased, sold, exercised, exchanged or converted, as the case may be, if prescribed by such Transaction Document, shall be extended for the equivalent number of days of such Section 16(b) Period (the “Extension Period”), with such Extension Period beginning on the later of (a) the expiration date of such Security, if any, or (b) the date of the end of such Section 16(b) Period.

4.9           Indemnity.

(a)           The Company agrees to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in Sections 2.2(a), (b), (c), (d)(1), (d)(2)(i)(A), (d)(3), (l), (q), (x) and (aa) of this Agreement, (2) the Company’s breach of agreements or covenants made by the Company in this Agreement and the Warrants or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, stockholder of the Company or any other person (other than the Investor and its Affiliates and the Company and the Company Subsidiaries) arising out of the transactions contemplated by this Agreement and the terms of the Securities (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby).

(b)           The Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Investor’s representations or warranties in Sections 2.3 (a), (b)(1), (b)(2)(i)(A), (b)(3), (c), (d) and (g) of this Agreement or (2) the Investor’s breach of agreements or covenants made by the Investor in this Agreement.

(c)           A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.9 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with regard to any single action or group of related actions, upon agreement by the Indemnified Parties and the Indemnifying Parties.  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d)           For purposes of the indemnity contained in Sections 4.9(a)(1) and 4.9(b)(1), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement.

(e)           The obligations of the Indemnifying Party under this Section 4.9 shall survive the transfer, redemption or conversion of the Securities issued pursuant to this Agreement, or the closing or termination of the Transaction Documents, provided, that in the event of any transfer of the Securities to a third party, the Indemnifying Party shall have no obligations under this Section 4.9 to the transferee.  The indemnity provided for in this Section 4.9 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any of the representations and warranties contained in Sections 2.2(a), (b), (c), (d)(1), (d)(2)(i)(A), (d)(3), (l), (q), (x) and (aa) and Sections 2.3(a), (b)(1), (b)(2)(i)(A), (b)(3), (c), (d) and (g) of this Agreement or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.  The indemnification rights contained in this Section 4.9 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(f)            Any indemnification payments pursuant to this Section 4.9 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.10         Registration Rights.

(a)           Registration.

(1)           Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as reasonably practicable after the Closing Date (and in any event no later than the date that is 60 days after the Closing Date (the “Registration Deadline”)), the Company shall have prepared and filed with the SEC a Shelf Registration Statement (defined below) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the Registration Deadline and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).  If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.

(2)           Any registration pursuant to this Section 4.10(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.  If the Investor or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.10(c); provided, that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $20 million.  The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed and be reasonably acceptable to the Company.

(3)           The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 4.10(a):  (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period; or (iii) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(4)           [Whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.10(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and (subject to clause (6) below) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”).  Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.10(a)(4) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.  “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form), (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans and (iii) securities with respect to a Permitted Rights Offering or 382 Rights Plan.

(5)           If the registration referred to in Section 4.10(a)(4) is proposed to be underwritten, the Company will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.10(a)(4).  In such event, the right of the Investor and all other Holders to registration pursuant to this Section 4.10(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(6)           Except as otherwise disclosed to the Investor, the Company represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.10(a)(2).  If a Piggyback Registration under Section 4.10(a)(4) relates to an underwritten primary offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 4.10(a)(4), the securities the Company proposes to sell, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to Section 4.10(a)(2) or 4.10(a)(4), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.](19)

(19) “Piggyback” registration rights included in the Investment Agreements of certain investors.

(b)           Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c)           Obligations of the Company.  The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)).  In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1)           Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 4.10(c), and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(2)           Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(3)           Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(4)           Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(5)           Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(6)           Give written notice to the Holders:

(i)            when any registration statement filed pursuant to Section 4.10(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii)          of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv)          of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)           of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(vi)          if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.10(c)(10) cease to be true and correct.

(7)           Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.10(c)(6)(iii) at the earliest practicable time.

(8)           Upon the occurrence of any event contemplated by Section 4.10(c)(5) or 4.10(c)(6)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 4.10(c)(6)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.

(9)           Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(10)         If an underwritten offering is requested pursuant to Section 4.10(a)(2), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Company in form, scope and substance as is customary in underwritten offerings by the Company.

(11)                            Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(12)                            Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market, as determined by the Company.

(13)                            If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(14)                            Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d)                                 Suspension of Sales.  During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 60 days.

(e)                                  Termination of Registration Rights.  A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f)                                    Furnishing Information.

(1)                                  Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2)                                  It shall be a condition precedent to the obligations of the Company with respect to the Investor and/or the selling Holders to take any action pursuant to Section 4.10(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g)                                 Indemnification.

(1)                                  The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(2)                                  If the indemnification provided for in Section 4.10(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.10(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.10(g)(1).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h)                                 Assignment of Registration Rights.  The rights of the Investor to registration of Registrable Securities pursuant to Section 4.10(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $1 million in Registrable Securities and (ii) such transfer or assignment is permitted under the terms hereof; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i)                                     Holdback.  With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.10, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter.  The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

(j)                                     Rule 144; Rule 144A Reporting.  With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1)                                  make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2)                                  file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d) (4) and the Securities Act);

(3)                                  so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(4)                                  take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k)                                  As used in this Section 4.10, the following terms shall have the following respective meanings:

(1)                                  “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.10(h) hereof.

(2)                                  “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3)                                  “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3 or other form approved by the holders of a majority of Registrable Securities available for sales of securities pursuant to Rule 415 under the Securities Act.

(4)                                  “Registrable Securities” means (A) all Common Stock, Preferred Stock, and Warrants held by the Investor from time to time, (B) the shares of Common Stock or Preferred Stock issued on the date hereof or issuable pursuant to the conversion of the Preferred Stock or exercise of the Warrants and (C) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) or (B) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding or (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one registration statement at one time.

(5)                                  “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.10, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(6)                                  “Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(7)                                  “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

(8)                                  “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l)                                     At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.10 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 4.10(a)(4)-(6) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.10(f) with respect to any prior registration or Pending Underwritten Offering.  “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.10(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.10(a)(2) or 4.10(a)(4) prior to the date of such Holder’s forfeiture.

4.11                           Articles of Amendment.  At or prior to the Closing, the Company shall file the Series A Preferred Stock Articles of Amendment for the Series A Preferred Stock and the Series B Preferred Stock Articles of Amendment for the Series B Preferred Stock with the Office of the

Secretary of State of Oregon, and such Series A Preferred Stock Articles of Amendment or Series B Preferred Stock Articles of Amendment, as the case may be, shall be in full force and effect.

4.12                           [Transfer Restrictions.(20)

(a)                                  Restrictions on Transfer.  Except as otherwise permitted in this Agreement or as provided in the terms of the applicable Security, the Investor will not transfer, sell, assign or otherwise dispose of (“Transfer”) any Securities acquired pursuant to this Agreement, except as follows: (i) following the date that is twelve months from the Closing Date, Investor may Transfer any or all of the Securities owned by the Investor from time to time; and (ii) if the approval by the Company’s stockholders of the Stockholder Proposals shall not have been obtained by March 1, 2010, the Investor may Transfer 50% of the Common Stock, Preferred Stock and the Warrants owned by the Investor during the period commencing on such date and ending on the date that is twelve months after the Closing Date.

(b)                                 Investor Permitted Transfers.  Notwithstanding Section 4.12(a), the Investor shall be permitted to Transfer any portion or all of its Securities at any time under the following circumstances:

(1)                                  Transfers by the Investor to (i) any Affiliate of the Investor under common control with the Investor’s ultimate parent, general partner or investment advisor (any such transferee shall be included in the term “Investor”) or (ii) any limited partner or shareholder of the Investor, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement;

(2)                                  Transfers, if, at any time, (i) the Company has entered into a definitive agreement, the consummation of which would result in a Change in Control or (ii) any person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Change of Control;

(3)                                  In the event that, as a result of (i) any share repurchases, recapitalizations, redemptions or similar actions by the Company not caused by the Investor or (ii) any change in the amount of Securities held by the Investor resulting from the adjustment or exchange provisions or other terms of the Securities, the Investor reasonably determines, based on the advice of legal counsel and following consultation with the Company and, if the Company reasonably so requests, the Federal Reserve, that unless it disposes of all or a portion of its Securities, it or any of its Affiliates could reasonably be deemed to “control” the Company for purposes of the BHC Act, the CBC Act or any rules or regulations promulgated thereunder (or any successor provision), then the Investor shall be permitted to Transfer the portion of the Securities reasonably necessary to avoid such control determination.

(20) Included in the Investment Agreements of the two Investors with Board Representatives.

(c)                                  Any attempted sale, transfer or other disposition by an Investor which is in violation of this Section 4.12 shall be null and void.]

4.13                           Additional Regulatory Matters.

(a)                                  So long as the Investor has a Qualifying Ownership Interest:

(1)                                  each of the Company and the Investor agrees to cooperate and use its reasonable best efforts to ensure, including by communicating with each other with respect to their respective purchases of Common Stock, that neither the Investor nor any of its Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act and the CBC Act; and

(2)                                  the Company shall not knowingly take any action which would reasonably be expected to pose a substantial risk that the Investor or any of its Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act, including undertaking any redemption, recapitalization, or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion; provided, however, that the Company shall not be deemed to have violated this Section 4.13(a)(2) if it has given the Investor the opportunity to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion and the Investor fails to so participate.

(b)                                 Notwithstanding anything in this Agreement, including the provisions of Section 4.13(a), in no event will the Investor or any of its Affiliates be obligated to:

(1)                                  Without limiting clause (b)(2) below, (A) propose or accept any divestiture of any of the Investor’s or any of its Affiliates’ assets, or (B) accept any operational restriction on the Investor’s or any of its Affiliates’ business, or agree to take any action that limits the Investor’s or its Affiliates’ commercial practices in any way (except as they relate to the Company and the Company Subsidiaries) to obtain any consent, acceptance or approval of any Governmental Entity to consummate the transactions; or

(2)                                  Propose or agree to accept any term or condition or otherwise modify the terms of this Agreement or any other Transaction Document, including, for the avoidance of doubt, the terms or the amount of the Securities to be delivered by the Company under this Agreement, to obtain any consent, acceptance, approval of any Governmental Entity to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents if such term, condition, modification or confirmation would (A) materially adversely affect (with respect to the Investor or its Affiliates) any material term of the transactions, or (B) adversely affect (with respect to the Investor or its Affiliates) any material financial term of the transactions contemplated by this Agreement and the other Transaction Documents.

4.14         Gateway Report.  The Investor hereby acknowledges that (i) the Gateway Asset Management Due Diligence Report was prepared by Gateway Asset Management Company, LLC, (ii) the Investor relied solely on such report for the information contained therein and (iii) the Investor did not rely on any third party, including the Company, in evaluating such information.

ARTICLE V

Miscellaneous

5.1           Survival.  Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of 15 months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.3(a) and 2.3(b) shall survive indefinitely and the representations and warranties in Section 2.2(i) shall survive until the expiration of the applicable statutory periods of limitations.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

5.2           Amendment.  No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

5.3           Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.4           Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.5           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

5.6           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.7           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(1)           If to the Investor:

with a copy to (which copy alone shall not constitute notice):

(2)          If to the Company:

West Coast Bancorp
5335 Meadows Road, Suite 201
Lake Oswego, Oregon  97035
Attn:  Richard Rasmussen, General Counsel

Facsimile:  (503) 684-0781

with copies to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz LLP
51 West 52nd Street
New York, New York  10019
Attn:  Craig M. Wasserman

Richard K. Kim

Matthew M. Guest
Facsimile:  (212) 403-2000

5.8           Entire Agreement, etc.  This Agreement (including the Exhibits, Schedules, and Disclosure Schedules hereto) and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and with respect to the Investor, its permitted assigns; and this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that the Investor shall be permitted to assign its rights or obligations hereunder (i) to any Affiliate entity, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company (any such transferee shall be included in the term “Investor”)); provided, further, that no such assignment shall relieve the Investor of any of its obligations under this Agreement and (ii) as and to the extent provided in Section 4.10.  For the avoidance of doubt, the confidentiality agreement by and between the Company and the Investor, shall be void and supplanted by the terms of this Agreement.

5.9           Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  When used herein:

(1)           the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(2)           the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(3)           the word “or” is not exclusive;

(4)           the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(5)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(6)           “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Oregon generally are authorized or required by law or other governmental actions to close;

(7)           “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in  Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(8)           “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

(9)           “knowledge of the Company” or “Company’s knowledge” means the actual knowledge of the officers of the Company listed on Disclosure Schedule 5.9(9).

5.10         Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.11         Severability.  If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.12         No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person other than the express parties hereto, any benefit right or remedies, except that the provisions of Sections 4.9 and 4.10 shall inure to the benefit of the persons referred to in those Sections to the extent provided therein.  The representations and warranties set forth in Article II and the covenants set forth in Articles III and IV have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Disclosure Schedules of each party, each of which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.

5.13         Time of Essence.  Time is of the essence in the performance of each and every term of this Agreement.

5.14         Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

5.15         Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

*  *  *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

WEST COAST BANCORP

By:
Name:
Title:

Investor
By:
Name:
Title:

[Signature Page to Investment Agreement]